UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______________________________

FORM 8-K
______________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2008 (August 14, 2008)

EAGLE ROCK ENERGY PARTNERS, L.P.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33016	68-0629883
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

16701 Greenspoint Park Drive, Suite 200
Houston, Texas 77060
(Address of principal executive offices, including zip code)

(281) 408-1200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On August 19, 2008, Eagle Rock Energy Partners, L.P. (the “Partnership”) issued a press release announcing that it has increased commitments to its senior secured credit facility by $180 million upon the exercise of the “accordion” feature under the facility.

A copy of the press release is attached hereto as Exhibit 99.1.  In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the attached exhibit are deemed to be furnished and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 8.01                      Other Events.

As previously disclosed, the terms of the credit agreement dated as of December 13, 2007 among Eagle Rock Energy Partners, L.P., as borrower, Wachovia Bank, National Association, as administrative agent and swingline lender, Bank of America, N.A., as syndication agent, HSH Nordbank AG, New York Branch, the Royal Bank of Scotland, plc (“RBS”), and BNP Paribas, as co-documentation agents, and the other lenders who are parties to the agreement (the “Credit Agreement”), entitle the Partnership to request an increase in the amount of aggregate commitments under its revolving credit facility by an aggregate amount not greater than $200 million (the “Accordion”).

Also as previously disclosed, on July 23, 2008, the Partnership partially exercised the Accordion to increase the aggregate commitments under its revolving credit facility by $100 million.  In the process, Barclays Bank plc was added as an additional lender under the Credit Agreement.  RBS and Barclays Bank plc covered the $100 million increase in aggregate commitments.

On August 14, 2008, the Partnership partially exercised the Accordion to increase the aggregate commitments under its revolving credit facility by $80 million.  In the process, ING Capital, LLC was added as an additional lender under the Credit Agreement.  BNP Paribas and ING Capital, LLC covered the $80 million increase in aggregate commitments.

As a result of the Partnership’s most recent partial exercise of the Accordion, borrowing capacity under the Credit Agreement increased from $900 million to $980 million, and the Partnership remains entitled to exercise the Accordion (in one or more separate occurrences) to increase its borrowing capacity by an additional amount not greater than $20 million.  All other terms of the Credit Agreement remain unchanged.

The Partnership partially exercised the Accordion as part of its growth strategy.  No funds have been drawn from the revolving credit facility in connection with the upsize.  The Partnership continues to evaluate, as part of its overall strategic plan, whether to make an additional exercise of the Accordion for all or an additional portion of the $20 million remaining under the Accordion.

Item 9.01                      Financial Statements and Exhibits.

(d)	Exhibits.
Exhibit No.                      Description

99.1                          Press Release of Eagle Rock Energy Partners, L.P. dated August 19, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EAGLE ROCK ENERGY PARTNERS, L.P.

By:	Eagle Rock Energy GP, L.P.,
its general partner

By:	Eagle Rock Energy G&P, LLC,
its general partner

Date: August 19, 2008	By:	/s/ Joseph A. Mills
Joseph A. Mills
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.                      Description

99.1	Press Release of Eagle Rock Energy Partners, L.P. dated August 19, 2008.